                                   EXHIBIT 11

              ADVANCED COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

(In thousands, except  share amounts)                       Three Months Ended September 30,
                                                          ------------------------------------
                                                                1999               1998
                                                          -----------------  ------------------
EARNINGS PER SHARE:
Average number of common shares outstanding for
basic and diluted computation (see Note)                        19,968,478          19,615,865
                                                          =================  ==================

Net loss from continuing operations                       $         (2,181)    $        (1,295)
Loss from discontinued operations, net of tax                         ----              (2,396)
Loss on discontinued operations, net                                  ----                ----
                                                          -----------------  ------------------
                                                          $         (2,181)    $        (3,691)
                                                          =================  ==================

Basic and diluted loss per share from:
     Continuing operations                                $           (.11)    $          (.07)
     Discontinued operations                                          ----                (.12)
     Loss on discontinued operations                                  ----                ----
                                                          -----------------  ------------------
                                                          $           (.11)    $          (.19)
                                                          =================  ==================

                                                             Nine Months Ended September 30,
                                                          -------------------------------------
(In thousands, except share amounts)
                                                                1999                1998
                                                          -----------------  ------------------
EARNINGS PER SHARE:
Average number of common shares outstanding for
basic and diluted computation (see Note)                        19,896,067          18,179,968
                                                          =================  ==================

Net loss from continuing operations                       $         (2,400)   $         (1,610)
Loss from discontinued operations, net of tax                       (6,189)             (4,236)
Loss on discontinued operations, net                               (51,800)               ----
                                                          -----------------  ------------------
                                                          $        (60,389)   $         (5,846)
                                                          =================  ==================

Basic and diluted loss per share from:
     Continuing operations                                $           (.12)   $           (.09)
     Discontinued operations                                          (.31)               (.23)
     Loss on discontinued operations                                 (2.60)               ----
                                                          -----------------  ------------------
                                                          $          (3.03)   $           (.32)
                                                          =================  ==================

Note: The effect of the assumed exercise of stock options and the assumed conversion of the notes payable and preferred stock have not been included in the computation of diluted earnings per share for the period after issuance because to do so would have been anti-dilutive for the periods presented.


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